Exhibit 99.1

Southern First Reports Results for Second Quarter of 2016

Greenville, South Carolina, July 26, 2016 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, today reported net income available to the common shareholders of $3.3 million, or $0.49 per diluted share for the second quarter of 2016. In comparison, net income available to common shareholders was $2.6 million, or $0.39 per diluted share, for the second quarter of 2015. For the six months ended June 30, 2016, net income to common shareholders was $6.3 million, or $0.94 per diluted share. In comparison, net income available to common shareholders for the six months ended June 30, 2015 was $4.6 million, or $0.70 per diluted share.

2016 Second Quarter Highlights
●Net income to common shareholders increased 29% to $3.3 million for Q2 2016 compared to $2.6 million for Q2 2015
●Core deposits increased 21% to $900.7 million at Q2 2016, compared to $741.6 million at Q2 2015
●Gross loans increased 11% to $1.07 billion at Q2 2016, compared to $963.5 million at Q2 2015
●Total revenue increased 18% to $13.7 million for Q2 2016, compared to $11.6 million for Q2 2015
●Return on average assets increased to 1.07% for Q2 2016, compared to 0.95% for Q2 2015
●Added to Russell 2000® Index as of June 27, 2016

“I’m proud of our Southern First team for their performance during the second quarter of 2016 as we generated over $3 million in quarterly earnings. We continue to see strong growth in new client relationships and excellent momentum from our mortgage team,” stated Art Seaver, the Company’s Chief Executive Officer.

	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
	2016	2016	2015	2015	2015
Earnings ($ in thousands, except per share data):
Net income available to common shareholders	$3,306	3,006	2,853	2,727	2,560
Earnings per common share, diluted	0.49	0.45	0.43	0.41	0.39
Total revenue(1)	13,659	12,866	12,166	11,962	11,606
Net interest margin (tax-equivalent)(2)	3.62%	3.64%	3.48%	3.62%	3.73%
Return on average assets(3)	1.07%	1.00%	0.93%	0.95%	0.95%
Return on average equity(3)	13.24%	12.47%	12.11%	11.99%	11.75%
Efficiency ratio(4)	57.49%	58.42%	59.44%	57.44%	57.26%
Balance Sheet ($ in thousands):
Total Loans(5)	$1,065,496	1,038,862	1,004,944	993,233	963,496
Total deposits	1,049,124	1,003,241	985,733	943,918	894,524
Core deposits(6)	900,747	853,636	840,233	794,207	741,578
Total assets	1,290,710	1,239,317	1,217,293	1,173,557	1,119,000
Holding Company Capital Ratios(7):
Total risk-based capital ratio	12.00%	11.89%	11.95%	11.93%	11.90%
Tier 1 risk-based capital ratio	10.75%	10.64%	10.70%	10.68%	10.65%
Leverage ratio	9.23%	9.18%	8.78%	9.09%	9.32%
Common equity tier 1 ratio(8)	9.53%	9.39%	9.40%	9.34%	9.28%
Tangible common equity(9)	7.93%	7.93%	7.74%	7.76%	7.83%
Asset Quality Ratios:
Nonperforming assets as a percentage of total assets	0.59%	0.68%	0.75%	0.84%	0.85%
Net charge-offs as a percentage of average loans(5) (YTD annualized)	0.10%	0.14%	0.14%	0.13%	0.10%
Allowance for loan losses as a percentage of loans(5)	1.34%	1.34%	1.36%	1.35%	1.34%
Allowance for loan losses as a percentage of nonaccrual loans	250.63%	224.56%	205.98%	186.04%	193.73%

Operating Results
Net interest margin for the second quarter of 2016 was 3.62%, compared to 3.64% for the prior quarter, and 3.73% for the second quarter of 2015. During the second quarter of 2016, our average interest-earning assets increased by $150.5 million, compared to the second quarter of 2015; however, the yield on our interest-earning assets declined by 14 basis points. In comparison, our average interest-bearing liabilities increased by $91.2 million during the second quarter of 2016, compared to the second quarter of 2015, with the respective cost decreasing by one basis point.

Noninterest income was $3.1 million and $2.1 million for the three months ended June 30, 2016 and 2015, respectively. For the six months ended June 30, 2016 and 2015, noninterest income was $5.7 million and $4.3 million, respectively. The increase in noninterest income during the three and six month periods ended June 30, 2016 relates primarily to increases in mortgage banking income and other income. During the second quarter of 2016, our mortgage production volume increased, and we transitioned to mandatory delivery of mortgage loans which increased our profit margin on originations.

Noninterest expense was $7.9 million and $6.6 million for the three months ended June 30, 2016 and 2015, respectively, and $15.4 million and $14.1 million for the six months ended June 30, 2016 and 2015, respectively. The $1.2 million increase in noninterest expense during the second quarter of 2016 relates primarily to increases in compensation and benefits and other real estate owned expenses, while the $1.3 million increase in noninterest expense for the six months ended June 30, 2016 is driven by increases in compensation and benefits, which includes mortgage personnel, and occupancy expenses.

During the three months ended June 30, 2016, we recorded total credit costs of $934 thousand, including a $575 thousand provision for loan losses and $359 thousand expenses related to the sale and management of other real estate owned. In addition, net loan charge-offs for the second quarter of 2016 were $156 thousand, or 0.06% of average loans, annualized. During the three months ended June 30, 2015, our total credit costs were $1.1 million, including a $1.0 million provision for loan losses and $93 thousand expenses related to the sale and management of other real estate owned. Net loan charge-offs for the second quarter of 2015 were $314 thousand, or 0.14% of average loans, annualized. For the six months ended June 30, 2016 and 2015, total credit costs were $1.8 million and $2.5 million, respectively. Our allowance for loan losses was $14.3 million, or 1.34% of loans, at June 30, 2016 which provides approximately 251% coverage of nonaccrual loans, compared to $12.9 million, or 1.34% of loans, and approximately 194% coverage of nonaccrual loans at June 30, 2015.

Nonperforming assets were $7.7 million, or 0.59% of total assets, as of June 30, 2016. Comparatively, nonperforming assets were $9.1 million, or 0.75% of total assets, at December 31, 2015, and $9.6 million, or 0.85% of total assets, at June 30, 2015. Of the $7.7 million in total nonperforming assets as of June 30, 2016, nonperforming loans represent $5.7 million and other real estate owned represents $2.0 million. Classified assets improved to 16% of tier 1 capital plus the allowance for loan losses at June 30, 2016, compared to 18% at June 30, 2015.

Gross loans were $1.065 billion, excluding mortgage loans held for sale, as of June 30, 2016, compared to $1.005 billion at December 31, 2015, and $963.5 million at June 30, 2015. Core deposits, which exclude out-of-market deposits and time deposits of $250,000 or more, increased to $900.7 million at June 30, 2016 compared to $840.2 million at December 31, 2015 and $741.6 million at June 30, 2015. In late June 2016, we received a short-term client deposit of approximately $40 million; however, a majority of this deposit was withdrawn in early July 2016.

Shareholders’ equity totaled $102.4 million as of June 30, 2016, compared to $94.2 million at December 31, 2015, and $87.7 million as of June 30, 2015. As of June 30, 2016, our capital ratios continue to exceed the regulatory requirements for a “well capitalized” institution.

FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended		2nd Qtr	Six Months Ended		YTD
	June 30		2016-2015	June 30		2016-2015
(in thousands, except per share data)	2016	2015	% Change	2016	2015	% Change
Earnings Summary
Interest income	$12,503	11,316	10.5%	24,832	22,117	12.3%
Interest expense	1,990	1,825	9.0%	4,012	3,556	12.8%
Net interest income	10,513	9,491	10.8%	20,820	18,561	12.2%
Provision for loan losses	575	1,000	(42.5)%	1,200	1,625	(26.2)%
Noninterest income	3,146	2,115	48.7%	5,704	4,256	34.0%
Noninterest expense	7,853	6,646	18.2%	15,369	14,106	9.0%
Income before provision for income taxes	5,231	3,960	32.1%	9,955	7,086	40.5%
Income tax expense	1,925	1,400	37.5%	3,643	2,498	45.8%
Net income available to common shareholders	$3,306	2,560	29.1%	6,312	4,588	37.6%

Basic weighted average common shares	6,302	6,189	1.8%	6,287	6,230	0.9%
Diluted weighted average common shares	6,703	6,534	2.6%	6,683	6,524	2.4%

Earnings per common share – Basic	$0.53	0.41	29.3%	1.00	0.74	35.1%
Earnings per common share – Diluted	0.49	0.39	25.6%	0.94	0.70	34.3%

	Quarter Ended		2nd Qtr	Quarter Ended
	June 30		2016-2015	March 31	December 31	September 30
(in thousands, except per share data)	2016	2015	% Change	2016	2015	2015
Balance Sheet Highlights
Assets	$1,290,710	1,119,000	15.3%	1,239,317	1,217,293	1,173,557
Investment securities	90,269	56,997	58.4%	82,805	95,471	71,878
Mortgage loans held for sale	14,367	12,402	15.8%	14,241	4,943	10,887
Loans	1,065,496	963,496	10.6%	1,038,862	1,004,944	993,233
Allowance for loan losses	14,317	12,927	10.8%	13,898	13,629	13,368
Other real estate owned	1,960	2,887	(32.1)%	2,284	2,475	2,657
Noninterest bearing deposits	195,494	162,845	20.0%	189,620	189,686	173,602
Interest bearing deposits	853,630	731,679	16.7%	813,621	796,047	770,316
Total deposits	1,049,124	894,524	17.3%	1,003,241	985,733	943,918
Other borrowings	115,200	115,200	-	115,200	115,200	115,200
Junior subordinated debentures	13,403	13,403	-	13,403	13,403	13,403
Tangible common equity	102,403	87,667	16.8%	98,295	94,240	91,050
Total shareholders’ equity	102,403	87,667	16.8%	98,295	94,240	91,050
Common Stock
Book value per common share	$16.11	14.06	14.6%	15.49	14.98	14.58
Stock price:
High	25.81	18.24	41.5%	25.74	22.90	21.22
Low	23.71	17.00	39.7%	21.66	19.52	17.77
Period end	24.10	17.90	34.9%	24.41	22.70	20.49
Common shares outstanding	6,355	6,236	1.9%	6,344	6,289	6,243
Other
Loans to deposits	101.56%	107.71%	(5.7)%	103.55%	101.95%	105.22%
Team members	172	169	1.8%	172	171	169
Average Balances ($ in thousands):
Loans(5)	$1,046,725	933,816	12.1%	1,025,084	1,002,024	968,767
Deposits	1,001,083	856,423	16.9%	972,933	990,209	912,901
Assets	1,240,165	1,080,811	14.7%	1,207,501	1,221,814	1,140,836
Equity	100,449	87,383	15.0%	96,965	93,426	90,268
(1)	Total revenue is the sum of net interest income and noninterest income.
(2)	The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(3)	Annualized based on quarterly net income.
(4)	Noninterest expense divided by the sum of net interest income and noninterest income.
(5)	Excludes mortgage loans held for sale.
(6)	Excludes out of market deposits and time deposits greater than $250,000.
(7)	June 30, 2016 ratios are preliminary.
(8)	The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(9)	The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.

ASSET QUALITY MEASURES - Unaudited

	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
(dollars in thousands)	2016	2016	2015	2015	2015
Nonperforming Assets
Commercial
Owner occupied RE	$453	455	704	718	720
Non-owner occupied RE	3,973	4,066	4,170	4,434	3,018
Construction	-	-	-	-	-
Commercial business	513	736	779	895	1,178
Consumer
Real estate	38	-	-	-	419
Home equity	256	257	258	250	250
Construction	-	-	-	-	-
Other	-	-	5	1	1
Nonaccruing troubled debt restructurings	479	675	701	887	1,087
Total nonaccrual loans	5,712	6,189	6,617	7,185	6,673
Other real estate owned	1,960	2,284	2,475	2,657	2,887
Total nonperforming assets	$7,672	8,473	9,092	9,842	9,560
Nonperforming assets as a percentage of:
Total assets	0.59%	0.68%	0.75%	0.84%	0.85%
Total loans	0.72%	0.82%	0.90%	0.99%	0.99%
Accruing troubled debt restructurings	$8,813	6,122	7,266	7,232	8,173

	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
	2016	2016	2015	2015	2015
Allowance for Loan Losses
Balance, beginning of period	$13,898	13,629	13,368	12,927	12,241
Loans charged-off	(384)	(394)	(468)	(541)	(354)
Recoveries of loans previously charged-off	228	38	29	107	40
Net loans charged-off	(156)	(356)	(439)	(434)	(314)
Provision for loan losses	575	625	700	875	1,000
Balance, end of period	$14,317	13,898	13,629	13,368	12,927
Allowance for loan losses to gross loans	1.34%	1.34%	1.36%	1.35%	1.34%
Allowance for loan losses to nonaccrual loans	250.63%	224.56%	205.98%	186.04%	193.73%
Net charge-offs to average loans QTD (annualized)	0.06%	0.14%	0.17%	0.18%	0.14%

AVERAGE YIELD/RATE - Unaudited

	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
	2016	2016	2015	2015	2015
	Yield/Rate(10)
Interest-earning assets
Federal funds sold	0.57%	0.64%	0.32%	0.28%	0.31%
Investment securities, taxable	1.99%	2.12%	2.18%	2.21%	2.44%
Investment securities, nontaxable	4.04%	4.32%	4.35%	4.74%	4.50%
Loans(11)	4.56%	4.59%	4.57%	4.61%	4.64%
Total interest-earning assets	4.30%	4.35%	4.17%	4.33%	4.44%
Interest-bearing liabilities
NOW accounts	0.16%	0.18%	0.18%	0.15%	0.18%
Savings & money market	0.41%	0.42%	0.42%	0.40%	0.40%
Time deposits	0.82%	0.82%	0.81%	0.80%	0.75%
Total interest-bearing deposits	0.48%	0.50%	0.51%	0.50%	0.49%
Note payable and other borrowings	3.33%	3.28%	3.13%	3.11%	3.10%
Junior subordinated debentures	2.76%	2.82%	2.52%	2.46%	2.42%
Total interest-bearing liabilities	0.87%	0.88%	0.87%	0.88%	0.88%
Net interest spread	3.43%	3.46%	3.31%	3.45%	3.56%
Net interest income (tax equivalent) / margin	3.62%	3.64%	3.48%	3.62%	3.73%
(10)	Annualized for the respective three month period.
(11)	Includes loans held for sale.

NONINTEREST INCOME & EXPENSE - Unaudited

	Quarter Ended		2nd Qtr	Quarter Ended
	June 30		2016-2015	March 31	December 31	September 30
(dollars in thousands)	2016	2015	% Change	2016	2015	2015
Noninterest income
Mortgage banking income	$2,235	1,321	69.2%	1,447	1,147	1,332
Service fees on deposit accounts	244	219	11.4%	220	217	230
Income from bank owned life insurance	180	165	9.1%	186	187	167
Gain on sale of investment securities	19	36	(47.2)%	307	-	2
Other income	468	374	25.1%	399	485	393
Total noninterest income	$3,146	2,115	48.7%	2,559	2,036	2,124

Noninterest expense
Compensation and benefits	$4,855	4,106	18.2%	4,551	4,352	4,313
Occupancy	892	842	5.9%	870	885	845
Other real estate owned expenses	359	93	286.0%	285	139	148
Data processing and related costs	628	573	9.6%	598	701	588
Insurance	217	213	1.9%	233	224	215
Professional fees	284	233	21.9%	254	341	180
Marketing	199	222	(10.4)%	231	193	217
Other	419	364	15.1%	495	396	365
Total noninterest expenses	$7,853	6,646	18.2%	7,517	7,231	6,871

ABOUT SOUTHERN FIRST BANCSHARES

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The Company consists of Southern First Bank, the third largest bank headquartered in South Carolina. Southern First Bancshares has been providing financial services since 1999 and now operates in nine locations in the Greenville, Columbia, and Charleston markets of South Carolina. Southern First Bancshares has assets of approximately $1.3 billion and its common stock is traded in the NASDAQ Global Market under the symbol “SFST.” More information can be found at www.southernfirst.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the United States legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

FINANCIAL CONTACT: MIKE DOWLING 864-679-9070

MEDIA CONTACT: ART SEAVER 864-679-9010

WEB SITE: www.southernfirst.com